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                                                      Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 33-55905 of Nordstrom Credit, Inc. on Form S-3 of our report dated March 10, 1995, appearing in this Annual Report on Form 10-K of Nordstrom Credit, Inc. for the year ended January 31, 1995.



DELOITTE & TOUCHE LLP
Seattle, Washington


March 31, 1995